News Release
EXHIBIT 99.1
SM ENERGY REPORTS THIRD QUARTER 2023 RESULTS
AND ANNOUNCES 20% INCREASE IN FIXED DIVIDEND

DENVER, CO November 2, 2023 - SM Energy Company (the “Company”) (NYSE: SM) today announced operating and financial results for the third quarter 2023 and provided certain full year and fourth quarter 2023 guidance.
Highlights include:
Increased capital returns to stockholders -
•The Company’s Board of Directors approved a 20% increase in the fixed dividend policy, pursuant to which the Company intends to pay $0.72 per share annually, in quarterly increments of $0.18 per share, beginning in the first quarter of 2024. The increased dividend underscores the Company’s confidence in its high-quality and long-term asset base and balance sheet strength, while sustainably returning capital to investors with a predictable yield. The dividend provides an approximate 1.8% yield to current market capitalization.
•The Company increased its total capital return to stockholders in the third quarter to $114.1 million, up 31% from the previous quarter. This included the repurchase and retirement of 2,351,642 shares of its common stock and the $0.15 per share quarterly dividend paid August 7, 2023. Since announcing the return of capital program in September 2022, the Company has repurchased approximately 7.7 million shares, or approximately 6% of shares outstanding, at an average price of $34.15 per share and returned approximately $335 million to stockholders, inclusive of dividends and common stock repurchases. Approximately $238 million remains available for repurchases under the Company’s stock repurchase program.
Growing profitability -
•In the third quarter 2023, net income was $222.3 million, or $1.88 per diluted common share, adjusted net income(1) was $1.73 per diluted common share, net cash provided by operating activities was $383.0 million and Adjusted EBITDAX(1) was $475.6 million, all of which exceeded expectations, benefiting from strong oil production, sequentially increased commodity prices and lower production costs.
•In the third quarter 2023, net cash provided by operating activities of $383.0 million before net change in working capital of $52.9 million totaled $435.9 million and capital expenditures before changes in accruals and other(1) were $228.2 million, resulting in Adjusted free cash flow(1) of $207.7 million, up 119% from the second quarter 2023.
Continued focus on operational execution, well performance and ESG -
•Production for the third quarter 2023 was 14.1 MMBoe, or 153.7 MBoe/d, at 44% oil, which exceeded guidance and was driven largely by accelerated new wells in South Texas as a result of faster drilling and completion times.
•In the third quarter, the Company successfully completed an asset exchange in the Sweetie Peck area that includes added interest in nine DUC wells (increasing the Company’s working interest from approximately 42% to nearly 100%), boosting expected net production when the wells come on line in early 2024. This asset exchange complements the Company’s strategy to drive capital efficiency by blocking-up acreage and maintaining high working interests.
•SM Energy developed a centralized Operations Surveillance Room (“OSR”), empowering our operations team with leading technologies. The OSR is manned 24/7/365 by Operations Specialists. In addition to driving operations efficiencies and cost savings, the host of technologies employed monitor, communicate and automate responses that serve to mitigate emissions and reduce spill volumes. Beyond the Company’s operations, the OSR has identified local brush fires, theft, and spill management, better serving the communities in which we live and work.
President and Chief Executive Officer Herb Vogel comments: “We are pleased to announce the 20% increase in our annual fixed dividend policy. Our capital return framework is intended to deliver a sustainable dividend, augmented by the potential for share price appreciation realized through stock repurchases. For the first nine months of 2023, we have allocated 74% of Adjusted free cash flow to capital returns to stockholders while maintaining leverage at 0.7 times and adding more than 29,000 net acres in the Midland Basin. Our keen focus on operational execution, building our top tier inventory and maintaining and improving our balance sheet strength, position us to continue to create long-term value.”

THIRD QUARTER PRODUCTION BY OPERATING AREA

	Midland Basin	South Texas	Total
Oil (MBbl / MBbl/d)	4,549 / 49.4	1,618 / 17.6	6,167 / 67.0
Natural Gas (MMcf / MMcf/d)	15,389 / 167.3	17,543 / 190.7	32,931 / 357.9
NGLs (MBbl / MBbl/d)	7 / -	2,478 / 26.9	2,485 / 27.0
Total (MBoe / MBoe/d)	7,120 / 77.4	7,020 / 76.3	14,140 / 153.7
Note: Totals may not calculate due to rounding.
Third quarter production volumes were 14.1 MMBoe, or 153.7 MBoe/d. Volumes were 50% from the Midland Basin and 50% from South Texas, and were 44% oil. South Texas production slightly exceeded expectations with the faster completion of three wells originally scheduled for the fourth quarter that came on production early.

THIRD QUARTER PRICES BY OPERATING AREA

	Midland Basin	South Texas	Total (Pre/Post-hedge)(1)
Oil ($/Bbl)	$81.31	$79.94	$80.95 / $78.77
Natural Gas ($/Mcf)	$2.94	$2.09	$2.48 / $2.84
NGLs ($/Bbl)	nm	$23.60	$23.61 / $24.21
Per Boe	$58.32	$31.97	$45.24 / $45.22
Note: Totals may not calculate due to rounding.
The third quarter average realized price before the effect of hedges was $45.24 per Boe, and the average realized price after the effect of hedges was $45.22 per Boe.(1)

•Benchmark pricing for the quarter included NYMEX WTI at $82.26/Bbl, NYMEX Henry Hub natural gas at $2.55/MMBtu and OPIS Composite NGLs at $27.81/Bbl.
•The effect of commodity derivative settlements for the third quarter was a loss of $0.02 per Boe, or $0.3 million.
For additional operating metrics and regional detail, please see the Financial Highlights section below and the accompanying slide deck.
NET INCOME, NET INCOME PER SHARE AND NET CASH PROVIDED BY OPERATING ACTIVITIES
Third quarter 2023 net income was $222.3 million, or $1.88 per diluted common share, compared with net income of $481.2 million, or $3.87 per diluted common share, for the same period in 2022. The current year period included a 12% increase in production that was more than offset by an 11% decline in the average realized price per Boe after derivative settlements, a (non-cash) net derivative loss (versus a non-cash derivative gain), and increased DD&A. In conjunction with the Company’s long-standing emphasis on innovation, the current year period also included a tax credit related to research and development efforts. For the first nine months of 2023, net income was $570.8 million, or $4.75 per diluted common share, compared with net income of $853.5 million, or $6.87 per diluted common share, for the same period in 2022.
Third quarter 2023 net cash provided by operating activities of $383.0 million before net change in working capital of $52.9 million totaled $435.9 million(1) compared with net cash provided by operating activities of $513.4 million before net change in working capital of $(96.5) million that totaled $416.9 million(1) for the same period in 2022. The $19.0 million, or 5%, increase in the current year period is primarily due to the 12% increase in production volumes largely offset by the decreased realized commodity prices after the effect of derivative settlements. For the first nine months of 2023, net cash provided by operating activities of $1,097.9 million before net change in working capital of $57.3 million totaled $1,155.2 million,(1) which decreased from $1,411.3 million(1) for the same period in 2022.
ADJUSTED EBITDAX,(1) ADJUSTED NET INCOME,(1) AND NET DEBT-TO-ADJUSTED EBITDAX(1)
Third quarter 2023 Adjusted EBITDAX(1) was $475.6 million, up $15.4 million, or 3%, from $460.2 million for the same period in 2022. For the first nine months of 2023, Adjusted EBITDAX(1) was $1,267.2 million compared with $1,544.4 million for the same period in 2022.
Third quarter 2023 Adjusted net income(1) was $205.0 million, or $1.73 per diluted common share, which compares with Adjusted net income(1) of $226.0 million, or $1.82 per diluted common share, for the same period in 2022. Adjusted net income removes the benefit of the research and development tax credit carryover related to tax years prior to 2023. For the first nine months of 2023, Adjusted net income(1) was $521.0 million, or $4.34 per diluted common share, compared with an Adjusted net income(1) of $744.8 million, or $6.00 per diluted common share, for the same period in 2022.
At September 30, 2023, Net debt-to-Adjusted EBITDAX(1) was 0.7 times.
FINANCIAL POSITION, LIQUIDITY, CAPITAL EXPENDITURES AND ADJUSTED FREE CASH FLOW(1)
On September 30, 2023, the outstanding principal amount of the Company’s long-term debt was $1.6 billion, with zero drawn on the Company’s senior secured revolving credit facility, and cash and cash equivalents were $402.0 million. Net debt(1) was $1.2 billion.

Third quarter 2023 capital expenditures before changes in accruals and other were $228.2 million.(1) Capital activity during the quarter included drilling 24 net wells, of which 13 were in South Texas and 11 were in the Midland Basin, and adding 30 net flowing completions, of which 13 were in South Texas and 17 were in the Midland Basin. Capital expenditures included approximately $17 million for well completion capital associated with the increased working interest gained in the Sweetie Peck acreage exchange that was not previously considered in guidance. The overall lower capital expenditures before changes in accruals and other compared to guidance were related to faster drill times in South Texas and overall timing of certain costs pushed into the fourth quarter.
Third quarter 2023 cash flow from operations before net change in working capital totaled $435.9 million,(1) and capital expenditures before changes in accruals and other totaled $228.2 million,(1) delivering Adjusted free cash flow of $207.7 million.(1)
COMMODITY DERIVATIVES
As of October 26, 2023, commodity derivative positions for the fourth quarter of 2023 include:
SWAPS:
•Oil: Approximately 30% of expected fourth quarter 2023 oil production is hedged at an average price of $76.69/Bbl (excludes basis swaps).
•Natural gas: Approximately 30% of expected fourth quarter 2023 natural gas production is hedged at an average price of $3.95/MMBtu (weighted-average of collar floors, excludes basis swaps).
BASIS SWAPS:
•Oil, Midland Basin differential: Approximately 1,300 MBbls are hedged to the local price point at a weighted-average $0.88/Bbl basis.
•Gas, WAHA differential: Approximately 2,300 BBtu are hedged to WAHA at a weighted-average ($1.01)/MMBtu basis.
The Company expects to enter 2024 with approximately 25-30% of 2024 production hedged.
A detailed schedule of these and additional derivative positions are provided in the 3Q23 accompanying slide deck.
2023 OPERATING PLAN AND GUIDANCE
The Company is unable to provide a reconciliation of forward-looking non-GAAP capital expenditures because components of the calculation are inherently unpredictable, such as changes to, and timing of, capital accruals. The inability to project certain components of the calculation would significantly affect the accuracy of a reconciliation.
GUIDANCE FULL YEAR 2023:
•Production: 55.1-55.4 MMBoe, or 151-152 MBoe/d at 42-43% oil, narrowed at the top end.
•Capital expenditures (net of the change in capital accruals and other),(1) excluding acquisitions: approximately $1.1 billion. This reflects the Company’s previous guidance of approximately

$1,050 million plus approximately $50 million associated with the increased working interest in nine 15,000 foot lateral DUC wells gained in the Sweetie Peck asset exchange.
•LOE: reduced to $5.20-$5.25 per Boe.
•Unchanged: Transportation per Boe at ~$2.50; production and ad valorem taxes per Boe at $2.90-$3.00; G&A ~$120 million, including $15-20 million for non-cash compensation; exploration expense ~$60 million; and, DD&A $12-$13 per Boe.
GUIDANCE FOURTH QUARTER 2023:
•Capital expenditures (net of the change in capital accruals),(1) excluding acquisitions: approximately $290-305 million. This includes the timing of certain third quarter costs pushed into the fourth quarter and the increased working interest in certain Sweetie Peck wells. In the fourth quarter of 2023, the Company expects to drill approximately 30 net wells, of which 13 are planned for South Texas and 17 are planned for the Midland Basin, and turn-in-line approximately 11 net wells, all of which are planned for the Midland Basin.
•Production: Approximately 13.7-14.0 MMBoe or 149-152 MBoe/d, at approximately 42% oil and 60% liquids.
•LOE: $5.55-$5.65 per Boe.
•Transportation: ~$2.25 per Boe.
UPCOMING EVENTS
EARNINGS Q&A WEBCAST AND CONFERENCE CALL
November 3, 2023 – Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for the third quarter 2023 financial and operating results Q&A session. This discussion may be accessible via:
•Webcast (available live and for replay) - on the Company’s website at ir.sm-energy.com (replay accessible approximately 1 hour after the live call); or
•Telephone - join the live conference call by registering at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=e0xcS2rw. Dial-in for domestic toll free/International is 877-407-6050 / +1 201-489-8022.
CONFERENCE PARTICIPATION
November 14, 2023 - Stephens Annual Investment Conference. President and Chief Executive Officer Herb Vogel will host a fireside chat at 4:00 p.m. Central time/5:00 p.m. Eastern time and will also meet with investors in one-on-one settings. The event will be webcast, accessible from the Company’s website, and available for a limited period. The Company plans to post an investor presentation to its website the morning of the event.
November 28, 2023 - Bank of America Energy Credit Conference. Chief Financial Officer Wade Pursell will host a fireside chat at 8:50 a.m. Mountain time/10:50 a.m. Eastern time and will also meet with investors in one-on-one settings. The event will be webcast, accessible from the Company’s website, and available for a limited period. The Company plans to post an investor presentation to its website the morning of the event.
DISCLOSURES
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words “estimate,” "expect," "goal," "generate," “plan,” "target," “believes,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things: plans to increase the Company’s fixed dividend beginning in 2024; projections for the full year and fourth quarter 2023, including guidance for capital expenditures, production, production costs, DD&A, exploration expense and G&A; and the percent of future production to be hedged. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K, and such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
FOOTNOTE 1
Indicates a non-GAAP measure or metric. Please refer below to the section "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" in Financials Highlights for additional information.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of oil, gas, and NGLs in the state of Texas. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACTS
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2023

Condensed Consolidated Balance Sheets
(in thousands, except share data)	September 30,	December 31,
ASSETS	2023	2022
Current assets:
Cash and cash equivalents	$401,980	$444,998
Accounts receivable	264,511	233,297
Derivative assets	25,524	48,677
Prepaid expenses and other	10,537	10,231
Total current assets	702,552	737,203
Property and equipment (successful efforts method):
Proved oil and gas properties	11,169,443	10,258,368
Accumulated depletion, depreciation, and amortization	(6,680,485)	(6,188,147)
Unproved oil and gas properties, net of valuation allowance of $36,286 and $38,008, respectively	526,085	487,192
Wells in progress	236,234	287,267
Other property and equipment, net of accumulated depreciation of $59,133 and $56,512, respectively	41,017	38,099
Total property and equipment, net	5,292,294	4,882,779
Noncurrent assets:
Derivative assets	5,294	24,465
Other noncurrent assets	78,430	71,592
Total noncurrent assets	83,724	96,057
Total assets	$6,078,570	$5,716,039
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$540,459	$532,289
Derivative liabilities	43,152	56,181
Other current liabilities	15,473	10,114
Total current liabilities	599,084	598,584
Noncurrent liabilities:
Revolving credit facility	—	—
Senior Notes, net	1,574,553	1,572,210
Asset retirement obligations	115,271	108,233
Deferred income taxes	324,440	280,811
Derivative liabilities	4,595	1,142
Other noncurrent liabilities	56,334	69,601
Total noncurrent liabilities	2,075,193	2,031,997
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 116,313,887 and 121,931,676 shares, respectively	1,163	1,219
Additional paid-in capital	1,581,110	1,779,703
Retained earnings	1,826,002	1,308,558
Accumulated other comprehensive loss	(3,982)	(4,022)
Total stockholders’ equity	3,404,293	3,085,458
Total liabilities and stockholders’ equity	$6,078,570	$5,716,039

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2023

Condensed Consolidated Statements of Operations
(in thousands, except per share data)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Operating revenues and other income:
Oil, gas, and NGL production revenue	$639,699	$827,558	$1,757,032	$2,676,656
Other operating income	1,202	7,893	8,128	10,673
Total operating revenues and other income	640,901	835,451	1,765,160	2,687,329
Operating expenses:
Oil, gas, and NGL production expense	138,264	159,961	426,200	470,245
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	189,353	145,865	501,374	460,169
Exploration (1)	10,245	14,203	43,633	44,117
General and administrative (1)	29,255	28,428	84,424	81,715
Net derivative (gain) loss (2)	75,355	(137,577)	12,352	385,180
Other operating expense, net	2,832	2,290	20,182	9,080
Total operating expenses	445,304	213,170	1,088,165	1,450,506
Income from operations	195,597	622,281	676,995	1,236,823
Interest expense	(23,106)	(22,825)	(67,713)	(97,708)
Interest income	4,106	1,546	13,802	2,080
Loss on extinguishment of debt	—	—	—	(67,605)
Other non-operating expense, net	(233)	(383)	(696)	(1,150)
Income before income taxes	176,364	600,619	622,388	1,072,440
Income tax (expense) benefit	45,979	(119,379)	(51,619)	(218,951)
Net income	$222,343	$481,240	$570,769	$853,489

Basic weighted-average common shares outstanding	117,823	123,195	119,589	122,318
Diluted weighted-average common shares outstanding	118,328	124,279	120,165	124,233
Basic net income per common share	$1.89	$3.91	$4.77	$6.98
Diluted net income per common share	$1.88	$3.87	$4.75	$6.87
Dividends declared per common share	$0.15	$0.15	$0.45	$0.16

(1) Non-cash stock-based compensation included in:
Exploration expense	$1,174	$1,000	$3,021	$2,965
General and administrative expense	4,864	4,105	11,498	10,893
Total non-cash stock-based compensation	$6,038	$5,105	$14,519	$13,858

(2) The net derivative (gain) loss line item consists of the following:
Derivative settlement (gain) loss	$314	$186,299	$(20,398)	$595,080
(Gain) loss on fair value changes	75,041	(323,876)	32,750	(209,900)
Total net derivative (gain) loss	$75,355	$(137,577)	$12,352	$385,180

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2023

Condensed Consolidated Statements of Stockholders' Equity
(in thousands, except share data and dividends per share)

			Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock
	Shares	Amount
Balances, December 31, 2022	121,931,676	$1,219	$1,779,703	$1,308,558	$(4,022)	$3,085,458
Net income	—	—	—	198,552	—	198,552
Other comprehensive income	—	—	—	—	13	13
Net cash dividends declared, $0.15 per share	—	—	—	(18,078)	—	(18,078)
Stock-based compensation expense	—	—	4,318	—	—	4,318
Purchase of shares under Stock Repurchase Program	(1,413,758)	(14)	(40,454)	—	—	(40,468)
Balances, March 31, 2023	120,517,918	$1,205	$1,743,567	$1,489,032	$(4,009)	$3,229,795
Net income	—	—	—	149,874	—	149,874
Other comprehensive income	—	—	—	—	13	13
Net cash dividends declared, $0.15 per share	—	—	—	(17,704)	—	(17,704)
Issuance of common stock under Employee Stock Purchase Plan	68,210	1	1,815	—	—	1,816
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	774	—	(7)	—	—	(7)
Stock-based compensation expense	56,872	1	4,162	—	—	4,163
Purchase of shares under Stock Repurchase Program	(2,550,706)	(26)	(69,457)	—	—	(69,483)
Other	19,037	—	—	—	—	—
Balances, June 30, 2023	118,112,105	$1,181	$1,680,080	$1,621,202	$(3,996)	$3,298,467
Net income	—	—	—	222,343	—	222,343
Other comprehensive income	—	—	—	—	14	14
Net cash dividends declared, $0.15 per share	—	—	—	(17,543)	—	(17,543)
Issuance of common stock under Employee Stock Purchase Plan	(18)	—	—	—	—	—
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	553,442	6	(7,881)	—	—	(7,875)
Stock-based compensation expense	—	—	6,038	—	—	6,038
Purchase of shares under Stock Repurchase Program	(2,351,642)	(24)	(97,127)	—	—	(97,151)
Balances, September 30, 2023	116,313,887	$1,163	$1,581,110	$1,826,002	$(3,982)	$3,404,293

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2023

Condensed Consolidated Statements of Stockholders' Equity (Continued)
(in thousands, except share data and dividends per share)
			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2021	121,862,248	$1,219	$1,840,228	$234,533	$(12,849)	$2,063,131
Net income	—	—	—	48,764	—	48,764
Other comprehensive income	—	—	—	—	182	182
Net cash dividends declared, $0.01 per share	—	—	—	(1,218)	—	(1,218)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	1,929	—	(24)	—	—	(24)
Stock-based compensation expense	—	—	4,274	—	—	4,274
Balances, March 31, 2022	121,864,177	$1,219	$1,844,478	$282,079	$(12,667)	$2,115,109
Net income	—	—	—	323,485	—	323,485
Other comprehensive income	—	—	—	—	182	182
Issuance of common stock under Employee Stock Purchase Plan	65,634	1	1,644	—	—	1,645
Stock-based compensation expense	29,471	—	4,479	—	—	4,479
Balances, June 30, 2022	121,959,282	$1,220	$1,850,601	$605,564	$(12,485)	$2,444,900
Net income	—	—	—	481,240	—	481,240
Other comprehensive income	—	—	—	—	182	182
Net cash dividends declared, $0.15 per share	—	—	—	(18,419)	—	(18,419)
Issuance of common stock upon vesting of RSUs and settlement of PSUs, net of shares used for tax withholdings	1,289,498	13	(25,118)	—	—	(25,105)
Stock-based compensation expense	—	—	5,105	—	—	5,105
Purchase of shares under Stock Repurchase Program	(452,734)	(5)	(20,236)	—	—	(20,241)
Balances, September 30, 2022	122,796,046	$1,228	$1,810,352	$1,068,385	$(12,303)	$2,867,662

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2023

Condensed Consolidated Statements of Cash Flows
(in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$222,343	$481,240	$570,769	$853,489
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	189,353	145,865	501,374	460,169
Stock-based compensation expense	6,038	5,105	14,519	13,858
Net derivative (gain) loss	75,355	(137,577)	12,352	385,180
Derivative settlement gain (loss)	(314)	(186,299)	20,398	(595,080)
Amortization of debt discount and deferred financing costs	1,371	1,303	4,114	8,910
Loss on extinguishment of debt	—	—	—	67,605
Deferred income taxes	(51,075)	110,048	43,171	202,996
Other, net	(7,184)	(2,833)	(11,489)	14,134
Net change in working capital	(52,893)	96,518	(57,329)	(13,230)
Net cash provided by operating activities	382,994	513,370	1,097,879	1,398,031

Cash flows from investing activities:
Capital expenditures	(216,710)	(226,101)	(766,756)	(591,846)
Acquisition of proved and unproved oil and gas properties	(20,484)	(7)	(109,318)	(7)
Other, net	—	(589)	657	(589)
Net cash used in investing activities	(237,194)	(226,697)	(875,417)	(592,442)

Cash flows from financing activities:
Cash paid to repurchase Senior Notes	—	—	—	(584,946)
Repurchase of common stock	(96,383)	(20,241)	(205,246)	(20,241)
Net proceeds from sale of common stock	—	—	1,815	1,645
Dividends paid	(17,800)	—	(54,167)	(1,218)
Other, net	(7,875)	(35,086)	(7,882)	(35,110)
Net cash used in financing activities	(122,058)	(55,327)	(265,480)	(639,870)

Net change in cash, cash equivalents, and restricted cash	23,742	231,346	(43,018)	165,719
Cash, cash equivalents, and restricted cash at beginning of period	378,238	267,089	444,998	332,716
Cash, cash equivalents, and restricted cash at end of period	$401,980	$498,435	$401,980	$498,435

Supplemental schedule of additional cash flow information:
Operating activities:
Cash paid for interest, net of capitalized interest	$(34,834)	$(34,793)	$(77,514)	$(125,668)
Net cash paid for income taxes	$(39)	$(4)	$(6,176)	$(10,506)
Investing activities:
Changes in capital expenditure accruals and other	$11,463	$12,810	$35,683	$50,590

DEFINITIONS OF NON-GAAP MEASURES AND METRICS AS CALCULATED BY THE COMPANY
To supplement the presentation of its financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain non-GAAP measures and metrics, which are used by management and the investment community to assess the Company’s financial condition, results of operations, and cash flows, as well as compare performance from period to period and across the Company’s peer group. The Company believes these measures and metrics are widely used by the investment community, including investors, research analysts and others, to evaluate and compare recurring financial results among upstream oil and gas companies in making investment decisions or recommendations. These measures and metrics, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures and metrics provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the most directly comparable GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. A reconciliation of the Company’s non-GAAP measures to the most directly comparable GAAP measure is presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX is calculated as net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. Adjusted EBITDAX excludes certain items that the Company believes affect the comparability of operating results and can exclude items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that the Company believes provides useful additional information to investors and analysts, as a performance measure, for analysis of the Company’s ability to internally generate funds for exploration, development, acquisitions, and to service debt. The Company is also subject to financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company, based on Adjusted EBITDAX ratios. Please reference the Company’s third quarter 2023 Form 10-Q and the most recent Annual Report on Form 10-K for discussion of the Credit Agreement and its covenants.
Adjusted net income and adjusted net income per diluted common share: Adjusted net income (loss) and adjusted net income (loss) per diluted common share excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, net (gain) loss on divestiture activity, gains and losses on extinguishment of debt, and accruals for non-recurring matters. The Company uses these measures to evaluate the comparability of the Company's ongoing operational results and trends and believes these measures provide useful information to investors for analysis of the Company's fundamental business on a recurring basis.
Adjusted free cash flow: Adjusted free cash flow is calculated as net cash provided by operating activities before net change in working capital less capital expenditures before changes in accruals and other. The Company uses this measure as representative of the cash from operations, in excess of capital expenditures that provides liquidity to fund discretionary obligations such as debt reduction, returning cash to stockholders or expanding the business.
Net debt: Net debt is calculated as the total principal amount of outstanding senior notes plus amounts drawn on the revolving credit facility less cash and cash equivalents (also referred to as total funded debt). The Company uses net debt as a measure of financial position and believes this measure provides useful additional information to investors to evaluate the Company's capital structure and financial leverage.
Net debt-to-Adjusted EBITDAX: Net debt-to-Adjusted EBITDAX is calculated as Net Debt (defined above) divided by Adjusted EBITDAX (defined above) for the trailing twelve-month period (also referred to as leverage ratio). A variation of this calculation is a financial covenant under the Company’s Credit Agreement. The Company and the investment community may use this metric in understanding the Company’s ability to service its debt and identify trends in its leverage position. The Company reconciles the two non-GAAP measure components of this calculation.
Post-hedge: Post-hedge is calculated as the average realized price after the effects of commodity derivative settlements. The Company believes this metric is useful to management and the investment community to understand the effects of commodity derivative settlements on average realized price.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2023

Production Data
	For the Three Months Ended			Percent Change Between		For the Nine Months Ended		Percent Change Between Periods
	September 30,	June 30,	September 30,	3Q23 & 2Q23	3Q23 & 3Q22	September 30,	September 30,
	2023	2023	2022			2023	2022
Realized sales price (before the effect of derivative settlements):
Oil (per Bbl)	$80.95	$72.12	$92.66	12%	(13)%	$75.90	$98.52	(23)%
Gas (per Mcf)	$2.48	$2.07	$7.58	20%	(67)%	$2.48	$6.88	(64)%
NGLs (per Bbl)	$23.61	$20.83	$36.36	13%	(35)%	$23.40	$39.04	(40)%
Equivalent (per Boe)	$45.24	$38.89	$65.27	16%	(31)%	$42.47	$67.23	(37)%
Realized sales price (including the effect of derivative settlements):
Oil (per Bbl)	$78.77	$72.04	$71.44	9%	10%	$74.76	$75.05	—%
Gas (per Mcf)	$2.84	$2.50	$5.58	14%	(49)%	$2.86	$5.37	(47)%
NGLs (per Bbl)	$24.21	$21.44	$34.25	13%	(29)%	$23.83	$34.99	(32)%
Equivalent (per Boe)	$45.22	$40.00	$50.58	13%	(11)%	$42.96	$52.28	(18)%
Net production volumes: (1)
Oil (MMBbl)	6.2	5.9	5.7	5%	9%	17.7	18.3	(3)%
Gas (Bcf)	32.9	33.7	31.0	(2)%	6%	98.9	93.8	5%
NGLs (MMBbl)	2.5	2.6	1.8	(3)%	35%	7.2	5.9	22%
Equivalent (MMBoe)	14.1	14.1	12.7	1%	12%	41.4	39.8	4%
Average net daily production: (1)
Oil (MBbl per day)	67.0	64.5	61.7	4%	9%	64.8	66.9	(3)%
Gas (MMcf per day)	357.9	370.4	336.5	(3)%	6%	362.2	343.7	5%
NGLs (MBbl per day)	27.0	28.2	20.1	(4)%	35%	26.3	21.6	22%
Equivalent (MBoe per day)	153.7	154.4	137.8	—%	12%	151.5	145.8	4%
Per Boe data:
Lease operating expense	$5.08	$4.98	$5.64	2%	(10)%	$5.07	$4.98	2%
Transportation costs	$2.07	$2.89	$2.87	(28)%	(28)%	$2.58	$2.82	(9)%
Production taxes	$1.93	$1.66	$3.17	16%	(39)%	$1.87	$3.28	(43)%
Ad valorem tax expense	$0.70	$0.83	$0.93	(16)%	(25)%	$0.78	$0.73	7%
General and administrative (2)	$2.07	$1.96	$2.24	6%	(8)%	$2.04	$2.05	—%
Derivative settlement gain (loss)	$(0.02)	$1.11	$(14.69)	(102)%	100%	$0.49	$(14.95)	103%
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$13.39	$11.23	$11.50	19%	16%	$12.12	$11.56	5%

(1) Amounts and percentage changes may not calculate due to rounding.
(2) Includes non-cash stock-based compensation expense per Boe of $0.34, $0.23, and $0.32 for the three months ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively, and $0.28 and $0.27 for the nine months ended September 30, 2023, and 2022, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2023

Adjusted EBITDAX Reconciliation (1)
(in thousands)

Reconciliation of net income (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDAX (non-GAAP):	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Trailing Twelve Months Ended September 30,
	2023	2022	2023	2022	2023
Net income (GAAP)	$222,343	$481,240	$570,769	$853,489	$829,232
Interest expense	23,106	22,825	67,713	97,708	90,351
Interest income	(4,106)	(1,546)	(13,802)	(2,080)	(17,496)
Income tax expense (benefit)	(45,979)	119,379	51,619	218,951	116,486
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	189,353	145,865	501,374	460,169	644,985
Exploration (2)	9,071	13,203	40,612	41,152	50,438
Stock-based compensation expense	6,038	5,105	14,519	13,858	19,433
Net derivative (gain) loss	75,355	(137,577)	12,352	385,180	1,184
Derivative settlement gain (loss)	(314)	(186,299)	20,398	(595,080)	(95,222)
Loss on extinguishment of debt	—	—	—	67,605	—
Other, net	698	(2,040)	1,625	3,482	1,642
Adjusted EBITDAX (non-GAAP)	$475,565	$460,155	$1,267,179	$1,544,434	$1,641,033
Interest expense	(23,106)	(22,825)	(67,713)	(97,708)	(90,351)
Interest income	4,106	1,546	13,802	2,080	17,496
Income tax (expense) benefit	45,979	(119,379)	(51,619)	(218,951)	(116,486)
Exploration (2)(3)	(8,912)	(11,993)	(31,566)	(27,959)	(40,417)
Amortization of debt discount and deferred financing costs	1,371	1,303	4,114	8,910	5,485
Deferred income taxes	(51,075)	110,048	43,171	202,996	109,232
Other, net	(8,041)	(2,003)	(22,160)	(2,541)	(23,576)
Net change in working capital	(52,893)	96,518	(57,329)	(13,230)	(116,162)
Net cash provided by operating activities (GAAP)	$382,994	$513,370	$1,097,879	$1,398,031	$1,386,254

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) Stock-based compensation expense is a component of the exploration expense and general and administrative expense line items on the unaudited condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the unaudited condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

(3) For the three and nine months and the trailing twelve months ended September 30, 2023, amount excludes certain capital expenditures related to unsuccessful exploration activity for one well that experienced technical issues during the drilling phase. For the three and nine months ended September 30, 2022, and for the trailing twelve months ended September 30, 2023, amounts exclude certain capital expenditures related to unsuccessful exploration efforts outside of the Company’s core areas of operation.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2023

Adjusted Net Income Reconciliation (1)
(in thousands, except per share data)

Reconciliation of net income (GAAP) to adjusted net income (non-GAAP):	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (GAAP)	$222,343	$481,240	$570,769	$853,489
Net derivative (gain) loss	75,355	(137,577)	12,352	385,180
Derivative settlement gain (loss)	(314)	(186,299)	20,398	(595,080)
Loss on extinguishment of debt	—	—	—	67,605
Other, net	698	(2,040)	1,625	3,482
Tax effect of adjustments (2)	(16,435)	70,724	(7,459)	30,122
Net R&D tax credit carryover (3)	(76,686)	—	(76,686)	—
Adjusted net income (non-GAAP)	$204,961	$226,048	$520,999	$744,798

Diluted net income per common share (GAAP)	$1.88	$3.87	$4.75	$6.87
Net derivative (gain) loss	0.64	(1.11)	0.10	3.10
Derivative settlement gain (loss)	—	(1.50)	0.17	(4.79)
Loss on extinguishment of debt	—	—	—	0.54
Other, net	—	(0.01)	0.02	0.04
Tax effect of adjustments (2)	(0.14)	0.57	(0.06)	0.24
Net R&D tax credit carryover (3)	(0.65)	—	(0.64)	—
Adjusted net income per diluted common share (non-GAAP)	$1.73	$1.82	$4.34	$6.00

Basic weighted-average common shares outstanding	117,823	123,195	119,589	122,318
Diluted weighted-average common shares outstanding	118,328	124,279	120,165	124,233

Note: Amounts may not calculate due to rounding.

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) The tax effect of adjustments for each of the three and nine months ended September 30, 2023, and 2022, was calculated using a tax rate of 21.7%. This rate approximates the Company's statutory tax rate for the respective periods, as adjusted for ordinary permanent differences.

(3) Adjusted net income removes the benefit of the research and development tax credit carryover related to tax years prior to 2023.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2023

Reconciliation of Total Principal Amount of Debt to Net Debt (1)
(in thousands)
As of September 30, 2023
Principal amount of Senior Notes (2)	$1,585,144
Revolving credit facility (2)	—
Total principal amount of debt (GAAP)	1,585,144
Less: Cash and cash equivalents	401,980
Net Debt (non-GAAP)	$1,183,164

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) Amounts are from Note 5 - Long-term Debt in Part I, Item I of the Company's Form 10-Q as of September 30, 2023.

Adjusted Free Cash Flow (1)
(in thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities (GAAP)	$382,994	$513,370	$1,097,879	$1,398,031
Net change in working capital	52,893	(96,518)	57,329	13,230
Cash flow from operations before net change in working capital (non-GAAP)	435,887	416,852	1,155,208	1,411,261

Capital expenditures (GAAP)	216,710	226,101	766,756	591,846
Changes in capital expenditure accruals and other	11,463	12,810	35,683	50,590
Capital expenditures before changes in accruals and other (non-GAAP)	228,173	238,911	802,439	642,436

Adjusted free cash flow (non-GAAP)	$207,714	$177,941	$352,769	$768,825

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.